SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 1999

                              INFINITE GROUP, INC.
                  ---------------------------------------------
                    (Exact name of Registrant as specified in
                                  its charter)

          DELAWARE                     0-21816                 52-1490422
------------------------------  -----------------------   ----------------------
(State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                Number)             Identification No.)

     2364 Post Road, Warwick, RI                                 02886
---------------------------------------                 ------------------------
(Address of principal executive office)                       (Zip Code)

                                 (401) 738-5777
              ----------------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
              ----------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

Item 2. Acquisition and Disposition of Assets.

      On April 16, 1999, Infinite Group, Inc. (the "Registrant") acquired 100% of the outstanding capital stock of Osley & Whitney ("O&W"), a Massachusetts corporation, from its stockholders. The aggregate consideration paid for the capital stock of O&W was $1.5 million, payable $300,000 in cash and $1,200,000 pursuant to three-year 8.0% promissory notes of the Registrant.

      O&W, whose operations are based in Westfield, Massachusetts, is a 49 year-old plastic injection mold building company with approximately 50 employees.

      In connection with the transaction, the Registrant entered into employment agreements with each of John T. Monahan and Roger Poirier, former shareholders of O&W, for five-year terms.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

Financial Statements, Pro-Forma Financial Information (filed herewith).

Osley & Whitney, Inc. Audited Financial Statements - August 2, 1998

Osley & Whitney, Inc. Financial Statements - March 28, 1999 (unaudited)

Infinite Group, Inc. and Osley & Whitney, Inc. Proforma Combined Financial
   Statements - December 31, 1998 (unaudited) and March 31, 1999 (unaudited)

Exhibits.

      Exhibit A -- Form of Stock Purchase Agreement dated as of April 16, 1999 by and among the stockholders of Osley & Whitney, Inc. and Infinite Group, Inc. (previously filed)

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INFINITE GROUP, INC.


                                          By: /s/ Clifford G. Brockmyre
                                              ----------------------------------
                                              Clifford G. Brockmyre
                                                 Chief Executive Officer

Date: June 28, 1999

                                                            FINANCIAL STATEMENTS

                                                           OSLEY & WHITNEY, INC.

================================================================================

                                                                  AUGUST 2, 1998
                                                                            with
                                                    INDEPENDENT AUDITOR'S REPORT

                              OSLEY & WHITNEY, INC.

                                    CONTENTS

================================================================================

                                                                         Page
                                                                         ----

Independent Auditor's Report ...........................................   1


Financial Statements:

      Balance Sheet.....................................................   2

      Statement of Operations and Retained Earnings.....................   3

      Statement of Cash Flows...........................................   4


Notes to Financial Statements........................................... 5 - 11

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Osley & Whitney, Inc.

      We have audited the accompanying balance sheet of Osley & Whitney, Inc. as of August 2, 1998, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osley & Whitney, Inc. as of August 2, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                              FREED MAXICK SACHS & MURPHY, P.C.

May 14, 1999
Buffalo, New York

                              OSLEY & WHITNEY, INC.

                                  BALANCE SHEET
                                 August 2, 1998

================================================================================

      ASSETS                                                             1998
                                                                         ----

Current assets:
   Cash                                                               $   99,036
   Accounts receivable                                                   517,271
   Inventory:
      Raw materials                                                      110,557
      Work in progress                                                   523,657
                                                                      ----------
                                                                         634,214
   Prepaid expenses                                                       18,563
   Deferred income taxes                                                  24,653
                                                                      ----------
         Total current assets                                          1,293,737

Cash value of life insurance                                             170,080

Due from officer                                                         204,716


Property, plant and equipment, net                                       664,574

Prepaid pension costs                                                    795,443
                                                                      ----------

         Total assets                                                 $3,128,550
                                                                      ==========

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Lines of credit                                                    $  285,000
   Accounts payable                                                      129,458
   Accrued liabilities                                                   263,771
   Accrued income taxes                                                   41,500
   Customer deposits                                                     737,799
   Current maturities of long-term debt                                  103,630
                                                                      ----------
      Total current liabilities                                        1,561,158

Long-term debt                                                           672,181

Deferred income taxes                                                    211,653
                                                                      ----------
      Total liabilities                                                2,444,992

Shareholders' equity:
   Common stock, no par value, 1,000 shares authorized,
    100 issued and outstanding                                           100,000
   Retained earnings                                                     583,558
                                                                      ----------
      Total shareholders' equity                                         683,558
                                                                      ----------

         Total liabilities and shareholders' equity                   $3,128,550
                                                                      ==========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                        For the Year Ended August 2, 1998

================================================================================

                                                                        1998
                                                                        ----

Net sales                                                           $ 5,258,983

Cost of sales                                                         4,506,720
                                                                    -----------

Gross profit                                                            752,263

Selling and administrative expenses:
   Selling                                                              263,311
   Administrative                                                       399,832
                                                                    -----------
                                                                        663,143
                                                                    -----------

Operating profit                                                         89,120

Non-operating expenses:
   Interest expense                                                     101,531
   Other                                                                  3,766
                                                                    -----------
                                                                        105,297
                                                                    -----------

Loss before income taxes                                                (16,177)

Income tax benefit                                                       15,900
                                                                    -----------

Net loss                                                                   (277)

Retained earnings, beginning of year                                    583,835
                                                                    -----------

Retained earnings, end of year                                      $   583,558
                                                                    ===========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                             STATEMENT OF CASH FLOWS
                        For the Year Ended August 2, 1998

===============================================================================

                                                                         1998
                                                                         ----

Cash flows from operating activities:
   Net loss                                                           $    (277)
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
     Depreciation                                                       120,898
     Deferred income taxes                                              (51,600)
     Change in assets and liabilities:
      Accounts receivable                                               401,320
      Inventory                                                         197,367
      Prepaid expenses                                                  (17,220)
      Prepaid pension costs                                             (68,749)
      Accounts payable                                                 (433,673)
      Accrued liabilities                                                49,374
      Customer deposits                                                 129,507
                                                                      ---------
            Net cash provided by operating activities                   326,947

Cash flows from investing activities:
   Capital expenditures                                                (351,102)
   Cash surrender value of officer life insurance                       (10,281)
                                                                      ---------
            Net cash used in investing activities                      (361,383)

Cash flows from financing activities:
   Net repayments under lines of credit                                (109,000)
   Borrowings on long-term debt                                         288,400
   Payments on long-term debt                                          (115,922)
   Repayment of loan on cash value of life insurance                    (40,000)
                                                                      ---------
            Net cash provided by financing activities                    23,478
                                                                      ---------

Net decrease in cash                                                    (10,958)

Cash - beginning of year                                                109,994
                                                                      ---------

Cash - end of year                                                    $  99,036
                                                                      =========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 1. - SIGNIFICANT ACCOUNTING POLICIES

      Organization - Osley & Whitney, Inc. (the Company), a Massachusetts Corporation, manufactures molds. The Company sells primarily to other manufacturing companies throughout the United States. The Company grants credit to substantially all of its customers. It is the Company's policy to require a deposit equal to approximately 30% of the total sale price on all orders. Management has determined that a reserve for uncollectible accounts receivable is not necessary.

      Fiscal Year - The fiscal year of the Company, consisting of 52/53 weeks, ends on the Sunday nearest to July 31. In 1998, the year end date was August 2 and consists of 52 weeks.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventory - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      Property, Plant and Equipment - Property, plant and equipment are recorded at cost. Depreciation is charged to operations over the estimated useful lives of the respective assets using principally accelerated methods. Depreciation expense for the year ended August 2, 1998 totaled $120,898. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

      Income Taxes - The Company recognizes amounts of tax currently payable and deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Income Recognition - Anticipated losses are recognized in full when such losses become known. Customer deposits received in advance are recorded as liabilities until the job has been completed.

      Cash Flows - Cash paid during the year ended August 2, 1998 for interest amounted to $108,069.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 1. - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions. Although deposits exceed federally insured limits, management does not anticipate non-performance by the financial institutions.

      Sales to three customers accounted for approximately $3,433,000 or 65% of net sales for the year ended August 2, 1998. At August 2, 1998, accounts receivable from these same customers approximate 66% of total accounts receivable.

NOTE 2. - PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment is comprised of the following:

              Land and improvements            $   58,625
              Buildings and improvements          304,206
              Machinery and equipment           1,687,322
                                               ----------
                                                2,050,153
              Less accumulated depreciation     1,385,579
                                               ----------

                                               $  664,574
                                               ==========

NOTE 3. - DUE FROM OFFICER

      Due from officer of $204,716 represents premiums paid by the Company on a life insurance policy (the Policy), which is owned by an officer of the Company. Under the terms of a related agreement, the Company is entitled to receive a portion of the death benefits provided under the Policy equal to the total amount of related premiums paid by the Company. This receivable is collateralized by the death benefits under the Policy.


NOTE 4. - LINES OF CREDIT

      The Company maintains a $350,000 and a $100,000 bank lines of credit, which bear interest at the bank's prime rate plus .75% (9.25% at August 2, 1998). As of August 2, 1998, amounts outstanding under these lines were $280,000 and $5,000, respectively. The lines are collateralized by substantially all of the Company's assets. In addition, the Company has a non-revolving equipment line of credit up to $500,000 bearing interest at the bank's prime rate plus 1% (9.5% at August 2, 1998). At August 2, 1998, $287,801 in bank loans were outstanding under this line. The equipment line is collateralized by substantially all of the Company's assets.

      Subsequent to year end the Company refinanced the lines of credit. The outstanding balances were repaid and a new agreement was signed with another financial institution. The new agreement provides for borrowings of up to $500,000 at the bank's prime rate plus .5% The new line is collateralized by substantially all of the Company's assets.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 5. - LONG-TERM DEBT

      Long-term debt consists of the following:

            Mortgage loan, payable in monthly principal
            installments of $1,971 plus interest through May 2000
            when a balloon payment of approximately $355,000 is
            due. Interest is payable at the prime rate plus 1.25%
            (9.75% at August 2, 1998). (A)                             $ 397,906

            Bank loan, payable in monthly installments of $2,800
            plus interest through October 2002. Interest is
            payable at the prime rate plus 1% (9.5% at August 2,
            1998). (B)                                                   142,800

            Bank loan, payable in monthly principal installments
            of $4,222 plus interest through January 2001. Interest
            is payable at the prime rate plus 1% (9.5% at August
            2, 1998). (B)                                                123,334

            Bank loan, payable in monthly installments of $1,335
            plus interest through May 2003. Interest is payable at
            the prime rate plus .75% (9.25% at August 2, 1998). (B)       77,427

            Bank loan, payable in monthly installments of $417
            plus interest through November 2002. Interest is
            payable at the prime rate plus 1% (9.5% at August 2,
            1998). (B)                                                    21,667

            Installment loan, payable in monthly installments of
            $391, including interest at the rate of 9.99% per
            annum through September 2001.                                 12,677
                                                                       ---------
                                                                         775,811
            Less current portion                                         103,630
                                                                       ---------

                                                                       $ 672,181
                                                                       =========

      (A) Subsequent to year end the Company refinanced the mortgage loan. The outstanding balance was repaid and a new agreement was established with another financial institution. The new agreement was for the principal sum of $700,000 plus interest at a rate of 7.75% through April of 2006 when a balloon payment of approximately $566,000 is due.

      (B) Subsequent to year end the Company refinanced these bank loans. The outstanding balances were repaid and a new term loan agreement was established with another financial institution. The new agreement was for the principal sum of $500,000 plus interest at a rate of 7.75% through April of 2006.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 5. - LONG-TERM DEBT

      The following annual maturities reflect the repayment terms of the existing debt under the refinanced agreements:

                        1999             -  $  103,630
                        2000             -      72,613
                        2001             -      78,445
                        2002             -      84,749
                        2003             -      91,552
                        Thereafter       -     344,822
                                            ----------

                                            $  775,811
                                            ==========

      Substantially all of the assets of the Company, with the exception of amounts due from officer, are pledged as collateral on the loans.

NOTE 6. - INCOME TAXES

      Income tax (expense) benefit for the year ended August 2, 1998 consists of the following:

        Federal income taxes:
           Current                                          $   (7,000)
           Deferred                                             36,000

        State income taxes:
           Current                                             (28,700)
           Deferred                                             15,600
                                                            ----------

                                                            $   15,900
                                                            ==========

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 6. - INCOME TAXES (CONTINUED)

      The tax effect of temporary differences that give rise to deferred tax assets and liabilities at August 2, 1998 are as follows:

        Deferred tax assets:
           Inventory                                        $    4,600
           Net operating loss carryforwards                    116,000
           Accrued officers' bonus                              20,100
           AMT credit carryforwards                              5,300
           Other credit carryforwards                           15,900
                                                            ----------
                                                               161,900
                                                            ----------

        Deferred tax liabilities:
           Property, plant and equipment                       (28,600)
           Prepaid pension cost                               (320,300)
                                                            ----------
                                                              (348,900)
                                                            ----------

        Net deferred tax liability                          $ (187,000)
                                                            ==========

      At August 2, 1998, the Company has approximately $297,000 of federal net operating loss and $182,000 of state net operating loss carryforwards available to reduce future federal income taxes. These carryforwards will begin to expire in the year 2007.

NOTE 7. - PENSION PLAN

      The Company has a contributory defined benefit pension plan covering all salaried and hourly employees that are scheduled to work at least 1,000 hours per year. The Company's policy is to fund pension costs accrued.

      Periodic pension expense (income) for 1998 included the following components:

        Service cost - benefits earned during the year      $   97,248
        Interest cost on projected benefit obligation          291,501
        Actual return on plan assets                          (653,323)
        Net amortization and deferral                          195,825
                                                            ----------

                                                            $  (68,749)
                                                            ==========

      Net periodic pension income is included in cost of sales on the statement of operations and retained earnings.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 7. - PENSION PLAN (CONTINUED)

      Assumptions used in the accounting for the pension income in 1998 were as follows:

        Weighed average discount rate                           7.50%
        Salary increase rate                                    5.50%
        Expected long-term rate of return on plan assets       10.00%

      The funded status of the plan as of August 2, 1998 is as follows:

        Projected benefit obligation:
           Vested benefits                                 $(3,344,955)
           Nonvested benefits                                 (123,526)
                                                           -----------

           Accumulated benefit obligation                  $(3,468,481)
                                                           ===========

        Projected benefit obligation                        (4,882,400)

        Plan assets, consisting primarily of common
        stock and insurance contracts                        5,123,141
                                                           -----------

        Plan assets in excess of obligation                    240,741

        Unrecognized net obligation being
        recognized over 15 years                              (243,272)

        Unrecognized net loss                                  413,409

        Unrecognized prior service cost                        384,565
                                                           -----------

        Prepaid pension cost                               $   795,443
                                                           ===========

      The Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" in February 1998. This statement amends the disclosures required regarding pensions and is effective for fiscal years beginning after December 15, 1997. The adoption of this statement by the Company is not expected to have a material impact on the Company's financial statements.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

================================================================================

NOTE 8. - OPERATING LEASES

      The Company leases equipment under four operating leases. Rental expense under these leases amounted to approximately $34,000 in 1998. Approximate future rental payments on these operating leases are as follows:

                  1999             $  30,600
                  2000                12,800
                  2001                 7,400
                                   ---------

                                   $  50,800
                                   =========

NOTE 9. - SUBSEQUENT EVENTS

      On April 16, 1999, all of the outstanding common stock of the Company was acquired by Infinite Group, Inc. (Infinite). The gross purchase price of $1.5 million consisted of cash in the amount of $300,000 and $1.2 million in promissory notes payable over three years with interest at 8% to the previous shareholders. The combination was accounted for by Infinite using the purchase method of accounting.

                                                                        REVIEWED
                                                            FINANCIAL STATEMENTS

                                                           OSLEY & WHITNEY, INC.

================================================================================

                                                                  MARCH 28, 1999

                              OSLEY & WHITNEY, INC.

                                    CONTENTS

================================================================================

                                                                         Page
                                                                         ----

Accountants' Review Report .............................................   1


Financial Statements:

      Balance Sheet.....................................................   2

      Statement of Operations and Retained Earnings.....................   3

      Statement of Cash Flows...........................................   4


Notes to Financial Statements........................................... 5 - 10

To the Shareholders of
Osley & Whitney, Inc.

      We have reviewed the accompanying balance sheet of Olsey & Whitney, Inc. as of March 28, 1999, and the related statements of operations and retained earnings, and cash flows for the eight month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All of the information included in these financial statements is the representation of the management of Osley & Whitney, Inc.

      A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                            FREED MAXICK SACHS & MURPHY, P.C.

May 14, 1999
Buffalo, New York

                              OSLEY & WHITNEY, INC.

                                  BALANCE SHEET
                                 March 28, 1999
                         See Accountants' Review Report

================================================================================

      ASSETS

Current assets:
   Cash                                                               $   26,174
   Accounts receivable                                                   248,635
   Inventory:
      Raw materials                                                      115,325
      Work in progress                                                   730,264
                                                                      ----------
                                                                         845,589
   Prepaid expenses                                                        4,727
   Deferred income taxes                                                  34,230
                                                                      ----------
         Total current assets                                          1,159,355

Cash value of life insurance, net of loans
 in the amount of $30,000                                                149,753

Due from officer                                                         204,716

Property, plant and equipment, net                                       636,253

Prepaid pension costs                                                    784,228
                                                                      ----------

         Total assets                                                 $2,934,305
                                                                      ==========

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Lines of credit                                                    $  433,000
   Accounts payable                                                      460,037
   Accrued liabilities                                                   175,804
   Accrued income taxes                                                   35,170
   Customer deposits                                                     495,128
   Current portion of long term debt                                      71,226
                                                                      ----------
      Total current liabilities                                        1,670,365

Long-term debt                                                           968,250

Deferred income taxes                                                      9,098
                                                                      ----------
      Total liabilities                                                2,647,713

Shareholders' equity:
   Common stock, no par value, 1,000 shares authorized,
    100 issued and outstanding                                           100,000
   Retained earnings                                                     186,592
                                                                      ----------
      Total shareholders' equity                                         286,592
                                                                      ----------

         Total liabilities and shareholders' equity                   $2,934,305
                                                                      ==========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                   STATEMENT OF OPERATIONS AND RETAINED EARNINS
                       For the Period Ended March 28, 1999
                         See Accountants' Review Report

================================================================================

Net sales                                                           $ 2,519,857

Cost of sales                                                         2,683,778
                                                                    -----------

Gross loss                                                             (163,921)

Selling and administrative expenses:
   Selling                                                              151,743
   Administrative                                                       224,229
                                                                    -----------
                                                                        375,972
                                                                    -----------

Operating loss                                                         (539,893)

Nonoperating income (expense):
   Interest expense                                                     (69,412)
   Other                                                                    207
                                                                    -----------
                                                                        (69,205)
                                                                    -----------

Loss before income tax benefit                                         (609,098)

Income tax benefit                                                      212,132
                                                                    -----------

Net loss                                                               (396,966)

Retained earnings, beginning of period                                  583,558
                                                                    -----------

Retained earnings, end of period                                    $   186,592
                                                                    ===========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                             STATEMENT OF CASH FLOWS
                       For the Period Ended March 28, 1999
                         See Accountants' Review Report

================================================================================

                                                                         1999
                                                                         ----

Cash flows from operating activities:
   Net loss                                                           $(396,966)
   Adjustments to reconcile net loss to
    net cash used in operating activities:
     Depreciation                                                        88,522
     Deferred income tax benefit                                       (212,132)
     Change in assets and liabilities:
      Accounts receivable                                               268,636
      Inventory                                                        (211,375)
      Prepaid expenses                                                   13,836
      Prepaid pension costs                                              11,215
      Accounts payable                                                  330,579
      Accrued liabilities                                               (94,297)
      Customer deposits                                                (242,671)
                                                                      ---------
            Net cash used in operating activities                      (444,653)

Cash flows from investing activities:
   Capital expenditures                                                 (60,201)
   Cash surrender value of officer life insurance, net of loans          20,327
                                                                      ---------
            Net cash used in investing activities                       (39,874)

Cash flows from financing activities:
   Net borrowings under lines of credit                                 148,000
   Borrowings on long-term debt                                         350,000
   Payments on long-term debt                                           (86,335)
                                                                      ---------
            Net cash provided by financing activities                   411,665
                                                                      ---------

Net decrease in cash                                                    (72,862)

Cash - beginning of period                                               99,036
                                                                      ---------

Cash - end of period                                                  $  26,174
                                                                      =========

                             See accompanying notes.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 1. - SIGNIFICANT ACCOUNTING POLICIES

      Organization - Osley & Whitney, Inc. (the Company), a Massachusetts Corporation, manufactures molds. The Company sells primarily to other manufacturing companies throughout the United States. The Company grants credit to substantially all of its customers. It is the Company's policy to require a deposit equal to approximately 30% of the total sale price on all orders. Management has determined that a reserve for uncollectible accounts receivable is not necessary.

      Fiscal Period - The fiscal period of the Company ends on the Sunday nearest to the end of the period. Accordingly, the fiscal period for this report ends on March 28, 1999 and consists of 34 weeks.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventory - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      Property, Plant and Equipment - Property, plant and equipment is recorded at cost. Depreciation is charged to operations over the estimated useful lives of the respective assets using principally accelerated methods. Depreciation expense for the period totaled $88,522. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

      Income Taxes - The Company recognizes amounts of tax currently payable and deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Income Recognition - Income is recognized when molds are shipped and accepted by customers. Customer deposits received in advance are recorded as liabilities until the job has been completed.

      Cash Flows - Cash paid during the period ended March 28, 1999 for interest amounted to $61,511.

      Concentration of Credit Risk - Sales to three customers accounted for approximately $1,970,000 or 78% of net sales for the period ended March 28, 1999. At March 28, 1999, accounts receivable from these same customers approximate 67% of total accounts receivable. It is the Company's policy to require a deposit on all orders equal to approximately thirty percent of the total sales price.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 2. - PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment is comprised of the following:

              Land and improvements            $   58,625
              Buildings and improvements          319,703
              Machinery and equipment           1,732,026
                                               ----------
                                                2,110,354
              Less accumulated depreciation     1,474,101
                                               ----------

                                               $  636,253
                                               ==========

NOTE 3. - DUE FROM OFFICER

      Due from officer of $204,716 represents premiums paid by the Company on a life insurance policy (the Policy), which is owned by an officer of the Company. Under the terms of a related agreement, the Company is entitled to receive a portion of the death benefits provided under the Policy equal to the total amount of related premiums paid by the Company. This receivable is collateralized by the death benefits under the Policy.

NOTE 4. - LINES OF CREDIT

      The Company maintains a $350,000 and a $100,000 bank lines of credit, which bear interest at the bank's prime rate plus .75% (8.5% at March 28, 1999). As of March 28, 1999, amounts outstanding under these lines were $343,000 and $90,000, respectively. The lines are collateralized by substantially all of the Company's assets. In addition, the Company has a nonrevolving equipment line of credit up to $500,000 bearing interest at the bank's prime rate plus 1% (8.75% at March 28, 1999). At March 28, 1999, $228,289 in bank loans were outstanding under this line. The equipment line is collateralized by substantially all of the Company's assets.

      Subsequent to March 28, 1999 the Company refinanced the lines of credit. The outstanding balances were repaid and a new agreement was signed with another financial institution. The new agreement provides for borrowings of up to $500,000 at the bank's prime rate plus .5%. The new line is collateralized by substantially all of the Company's assets.

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 5. - LONG-TERM DEBT

      Long-term debt consists of the following:

            Mortgage loan, payable in monthly principal
            installments of $1,971 plus interest through May 2000
            when a balloon payment of approximately $355,000 is
            due. Interest is payable at the prime rate plus 1.25%
            (9% at March 28, 1999). (A)                               $  384,110

            Bank loan, payable in monthly installments of $2,800
            plus interest through October 2002. Interest is
            payable at the prime rate plus 1% (8.75% at March 28,
            1999). (B)                                                   120,400

            Bank loan, payable in monthly principal installments
            of $4,222 plus interest through January 2001. Interest
            is payable at the prime rate plus 1% (8.75% at March
            28, 1999). (B)                                                89,555

            Bank loan, payable in monthly installments of $1,335
            plus interest through May 2003. Interest is payable at
            the prime rate plus .75% (8.5% at March 28, 1999). (B)        66,747

            Bank loan, payable in monthly installments of $417
            plus interest through November 2002. Interest is
            payable at the prime rate plus 1% (8.75% at March 28,
            1999). (B)                                                    18,334

            Installment loan, payable in monthly installments of
            $391, including interest at the rate of 9.99% per
            annum through September 2001.                                 10,330

            Note payable to Infinite (see Note 9), bearing
            interest at 8.75% payable February 2000.                     200,000

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 5. - LONG-TERM DEBT (CONTINUED)

            Bank loan, requiring monthly interest payments at the
            prime rate plus .75% (8.5% at March 28, 1999) through
            December 1999 and thereafter payable in monthly
            installments of $2,500 plus interest through December
            2004. (B)                                                    150,000
                                                                      ----------
                                                                       1,039,476
            Less current portion                                          71,226
                                                                      ----------

                                                                      $  968,250
                                                                      ==========

      (A) Subsequent to March 28, 1999 the Company refinanced the mortgage loan. The outstanding balance was repaid and a new agreement was established with another financial institution. The new agreement was for the principal sum of $700,000 plus interest at a rate of 7.75% through April of 2006 when a balloon payment of approximately $566,000 is due.

      (B) Subsequent to March 28, 1999 the Company refinanced these bank loans. The outstanding balances were repaid and a new term loan agreement was established with another financial institution. The new agreement was for the principal sum of $500,000 plus interest at a rate of 7.75% through April of 2006.

      The following annual maturities reflect the repayment terms of the existing debt under the refinanced agreement:

                        2000             -  $   71,226
                        2001             -      76,944
                        2002             -      83,127
                        2003             -      89,802
                        2004             -      97,010
                    Thereafter           -     621,367
                                            ----------

                                            $1,039,476
                                            ==========

NOTE 6. - INCOME TAXES

      Income tax benefit for the period ended March 28, 1999 consists of the following:

        Federal income taxes:
           Deferred                                         $  170,951

        State income taxes:
           Deferred                                             41,181
                                                            ----------

                                                            $  212,132
                                                            ==========

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 6. - INCOME TAXES (CONTINUED)

      The tax effect of temporary differences that give rise to deferred tax assets and liabilities at March 28, 1999 are as follows:

        Deferred tax assets:
           Inventory                                        $    4,027
           Net operating loss carryforwards                    340,067
           Accrued officers' bonus                              30,203
           AMT credit carryforwards                              1,838
           Other credit carryforwards                            5,707
                                                            ----------
                                                               381,842
                                                            ----------

        Deferred tax liabilities:
           Property, plant and equipment                       (40,901)
           Prepaid pension cost                               (315,809)
                                                            ----------
                                                              (356,710)
                                                            ----------

        Net deferred tax asset                              $   25,132
                                                            ==========

      At March 28, 1999, the Company has approximately $862,000 of federal net operating loss and $747,000 of state net operating loss carryforwards available to reduce future federal income taxes. These carryforwards will begin to expire in the year 2007.

NOTE 7. - PENSION PLAN

      The Company has a contributory defined benefit pension plan covering all salaried and hourly employees that are scheduled to work at least 1,000 hours per year. The Company's policy is to fund pension costs accrued.

      The following sets forth the funded status of the Plan at March 28, 1999:

            Projected benefit obligation                     $5,634,111
            Plan assets at fair value                         5,298,193
                                                             ----------

            Plan assets deficient of projected benefit
            obligations                                      $ (335,918)
                                                             ==========

                              OSLEY & WHITNEY, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

===============================================================================

NOTE 7. - PENSION PLAN (CONTINUED)

      The following is a summary of the activity in the Plan and the accrued pension liability and benefit costs recognized in the accompany financial statements:

            Prepaid pension costs                            $  784,228
                                                             ==========

            Benefit cost                                     $   11,215
                                                             ==========

            Employer contributions                           $       --
                                                             ==========

            Benefits paid                                    $  119,582
                                                             ==========

      The major assumptions used in the calculation of the pension obligation were as follows:

            Discount rate                                        6.5%
            Expected long-term rate of return on plan assets    10.0%
            Rate of increase in compensation                     5.5%

NOTE 8. - OPERATING LEASES

      The Company leases equipment under four operating leases. Rental expense under these leases amounted to approximately $22,000 for the period. Approximate future rental payments on these operating leases are as follows:

                  2000             $  16,700
                  2001                 9,900
                  2002                 2,500
                                   ---------

                                   $  29,100
                                   =========

NOTE 9. - SUBSEQUENT EVENTS

      On April 16, 1999, all of the outstanding common stock of the Company was acquired by Infinite Group, Inc. (Infinite). The gross purchase price of $1.5 million consisted of cash in the amount of $300,000 and $1.2 million in three year 8% promissory notes payable to the previous shareholders. The combination was accounted for by Infinite using the purchase method of accounting.

                            INFINITE GROUP, INC. AND
                              OSLEY & WHITNEY, INC.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

================================================================================

BASIS OF COMBINATION - PRO FORMA

      The accompanying combined financial statements present on a pro forma basis the combined balance sheet and the statement of combined operations of Infinite Group, Inc. (Infinite) and Osley & Whitney, Inc. (O&W) (acquired by Infinite in April, 1999). Proforma adjustments for the balance sheet were computed assuming the acquisition was consummated as of the balance sheet date. Proforma adjustments for the statements of operations were computed as if the acquisition had taken place as of the beginning of the period presented.

      On April 16, 1999, Infinite acquired 100% of the outstanding capital stock of O&W, a Massachusetts corporation, from its stockholders. The aggregate consideration paid for the capital stock of O&W was $1.5 million, payable $300,000 in cash and $1,200,000 of promissory notes payable over three years with interest at 8.0%.

      The pro forma combined financial statements are derived from historical financial statements which have been adjusted on a pro forma basis for certain transactions and assumptions (pro forma adjustments) discussed in the accompanying notes to the pro forma combined financial statements.

      The pro forma combined financial statements of Infinite and O&W as of and for the year ended December 31, 1998 and for the three months ended March 31, 1999 are not necessarily indicative of the financial position or actual operating results which would have occurred had the acquisition taken place on January 1, 1998 or of future operations of the combined companies. In the opinion of management, all adjustments considered necessary for fair presentation of the pro forma combined financial statements have been included. The pro forma adjustments do not reflect any operating efficiencies or cost savings which management of Infinite believes are achievable with respect to the combined companies through eliminating duplicative functions and realigning business practices.

      The pro forma balance sheet adjustments include those necessary to record Infinite's acquisition of O&W (including related adjustments required under purchase accounting) and the elimination of deferred taxes recorded on O&W historically. Certain reductions in pro forma earnings for the period January 1, 1998 through December 31, 1998 (see following pro forma statement of combined earnings) have not been recorded as an adjustment to stockholders' deficit in the pro forma combined balance sheet; had such earnings been recognized and recorded, stockholders' equity would have been reduced by approximately $363,000.

                            INFINITE GROUP, INC. AND
                              OSLEY & WHITNEY, INC.

                    NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)

================================================================================

BASIS OF COMBINATION - HISTORICAL FINANCIAL STATEMENTS

      Infinite includes combined assets, liabilities and shareholders' deficit as of December 31, 1998 for Infinite, HGG Laser Fare, Inc., Express Tool, Inc. and Mound Laser and Photonics Center, Inc. For further information, refer to the March 1999 filing of the Annual Report on Form 10-KSB, which includes audited financial statements and related notes.

      O&W includes assets, liabilities and shareholders' equity of Olsey & Whitney, Inc. as of December 31, 1998.

PRO FORMA ADJUSTMENTS AND ELIMINATIONS

      (A) To record the purchase of O&W, for the aggregate consideration of $1,500,000, consisting of cash of $300,000 and promissory notes in the amount of $1,200,000 payable over three years with interest at 8.0%; to allocate purchase price including adjusting the assets and liabilities of O&W to fair value; to adjust the pension asset relating to the defined benefit pension plan to the excess of plan assets over the projected benefit obligation; and to closeout the O&W equity accounts.

            Cash                                     $ (300,000)
            Property and equipment - O&W, to adjust
             to fair value                              884,024
            Prepaid pension asset                         9,162
            Other assets                                (24,653)
            Long term debt                            1,200,000
            Other liabilities                          (211,653)
            Common stock - O&W                         (100,000)
            Retained earnings - O&W                    (319,814)

                 INFINITE GROUP, INC. and OSLEY & WHITNEY, INC.
                         PROFORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1998

                                                            Osley &                Proforma
                                            Infinite        Whitney      Adjustments      Combined
                                           -----------    -----------    -----------     -----------
ASSETS

Cash & cash equivilants                    $ 1,010,736         11,575       (300,000) A  $   722,311
Accounts receivable, net                     1,093,414        403,811                      1,497,225
Inventories                                    193,412        858,485                      1,051,897
Other current assets                         1,136,075         28,143        (24,653) A    1,139,565
                                           -----------    -----------    -----------     -----------
                                             3,433,637      1,302,014       (324,653)      4,410,998

Property and equipment, net                  4,442,338        667,368        884,024  A    5,993,730
Notes receivable - stockholders                 47,102        204,716                        251,818
Other intangible assets                        503,424                                       503,424
Accumulated amortization                      (160,859)                                     (160,859)
CSV - Officer Life                                            140,080                        140,080
Prepaid pension costs                                         795,443          9,162  A      804,605
Other investment                               250,000                                       250,000
                                           -----------    -----------    -----------     -----------

                                           $ 8,515,642    $ 3,109,621    $   568,533     $12,193,796
                                           ===========    ===========    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts & notes payable                   $ 1,694,086        437,799                    $ 2,131,885
Other current liabilities                      567,865      1,537,827       (211,653) A    1,894,039
                                           -----------    -----------    -----------     -----------
                                           $ 2,261,951    $ 1,975,626    $  (211,653)      4,025,924

Long term obligations                        2,301,862        714,181      1,200,000  A    4,216,043
Notes payable - stockholders                   601,955                                       601,955

Common stock                                     2,673        100,000       (100,000) A        2,673
Additional paid-in capital - common stock   20,210,268                                    20,210,268
Additional paid-in capital - warrants          555,585                                       555,585
Accumulated deficit                        (17,418,652)       319,814       (319,814) A  (17,418,652)

                                           -----------    -----------    -----------     -----------

                                           $ 8,515,642    $ 3,109,621    $   568,533     $12,193,796
                                           ===========    ===========    ===========     ===========

                            INFINITE GROUP, INC. AND
                              OSLEY & WHITNEY, INC.

               NOTES TO PRO FORMA STATEMENT OF COMBINED OPERATIONS
                                   (UNAUDITED)
                      For the Year Ended December 31, 1998

================================================================================

BASIS OF COMBINATION HISTORICAL FINANCIAL STATEMENTS

      Infinite operating results represent the combined historical operating results as reported by Infinite, HGG Laser Fare, Inc., Express Tool, Inc. and Mound Laser and Photonics Center, Inc. for the year ending December 31, 1998. For further information, refer to the March 1999 filing of the Annual Report Form 10-KSB, which includes audited financial statements and related notes.

      O&W includes results of operations for the twelve-month period ended December 31, 1998

PRO FORMA ADJUSTMENTS

      (B) Pension Expense

            To adjust pension expense to give effect to the recognition of the revised pension asset at the date of acquisition.

      (C) Depreciation

            To retroactively record the depreciation of the increased basis of property and equipment for 1998 arising from the acquisition of O&W. The estimated useful life of the property and equipment has been estimated at 32 and 7, respectively.

      (D) Interest Expense

            To retroactively record the interest cost arising from borrowings to finance the acquisition of O&W.

      (E) Income Taxes

            To eliminate deferred taxes recorded on O&W historically which are offset by a valuation allowance on a combined basis.

                 INFINITE GROUP, INC. and OSLEY & WHITNEY, INC.
                    PROFORMA STATEMENT OF COMBINED OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                            Osley &                Proforma
                                            Infinite        Whitney      Adjustments      Combined
                                           -----------    -----------    -----------     -----------
Sales                                      $ 7,396,105    $ 4,812,537                    $12,208,642
Cost of goods sold                           4,760,733      4,245,809        147,000  B    9,153,542
                                           -----------    -----------    -----------     -----------
   Gross Profit                              2,635,372        566,728       (147,000)      3,055,100

Research & Development                       1,060,021             --                      1,060,021
Selling, general & administrative            2,191,786        543,922                      2,735,708
Depreciation and amortization                  628,861        132,898         73,000  C      834,759
                                           -----------    -----------    -----------     -----------
                                             3,880,668        676,820         73,000       4,630,488
                                           -----------    -----------    -----------     -----------
                                            (1,245,296)      (110,092)      (220,000)     (1,575,388)
Other income                                    35,690         (3,637)                        32,053
Interest expense                               373,405         93,725         96,000  D      563,130
                                           -----------    -----------    -----------     -----------
   Loss from contiuing operations
     before income taxes                    (1,583,011)      (207,454)      (316,000)     (2,106,465)

Income tax benefit (expense)                 1,067,000         15,900        (51,600) E    1,031,300
                                           -----------    -----------    -----------     -----------
Loss from contiuing operation                 (516,011)      (191,554)      (367,600)     (1,075,165)
                                           ===========    ===========    ===========     ===========

Loss from continuing operations
  per share                                      (0.20)                                        (0.41)
                                           ===========                                   ===========

Weighted average number of common
        shares outstanding                   2,643,750                                     2,643,750
                                           ===========                                   ===========

                            INFINITE GROUP, INC. AND
                              OSLEY & WHITNEY, INC.

               NOTES TO PRO FORMA STATEMENT OF COMBINED OPERATIONS
                                   (UNAUDITED)
                       For the Period Ended March 31, 1999

================================================================================

BASIS OF COMBINATION HISTORICAL FINANCIAL STATEMENTS

      Infinite operating results represent the combined historical operating results as reported by Infinite, HGG Laser Fare, Inc., Express Tool, Inc. and Mound Laser and Photonics Center, Inc. for the period ended March 28, 1999. For further information, refer to the March 1999 filing of the Annual Report on Form 10-KSB, which includes audited financial statements and related notes.

      O&W includes results of operations for the three month period ended March 31, 1999.

PRO FORMA ADJUSTMENTS

      (F) Pension Expense

            To adjust pension expense to give effect to the recognition of the revised pension asset at the date of acquisition.

      (G) Depreciation and Amortization

            To retroactively record the depreciation of the increased basis of property and equipment for 1998 arising from the acquisition of O&W. The estimated useful life of the property and equipment has been estimated at 32 and 7, respectively.

      (H) Interest Expense

            To retroactively record the interest cost arising from borrowings to finance the acquisition of O&W.

      (I) Income Taxes

            To eliminate deferred taxes recorded on O&W historically which are offset by a valuation allowance on a combined basis.

                 INFINITE GROUP, INC. and OSLEY & WHITNEY, INC.
                    PROFORMA STATEMENT OF COMBINED OPERATIONS
                       FOR THE PERIOD ENDED MARCH 31, 1999

                                                            Osley &                Proforma
                                            Infinite        Whitney      Adjustments      Combined
                                           -----------    -----------    -----------     -----------
Sales                                      $ 1,236,002    $   833,973                    $ 2,069,975
Cost of goods sold                             947,403      1,035,360         36,750  F    2,019,513
                                           -----------    -----------    -----------     -----------
   Gross Profit                                288,599       (201,387)       (36,750)         50,462

Research & Development                         408,843             --                        408,843
Selling, general & administrative              637,526         77,784                        715,310
Depreciation and amortization                  147,075         32,700         18,000  G      197,775
                                           -----------    -----------    -----------     -----------
                                             1,193,444        110,484         18,000       1,321,928
                                           -----------    -----------    -----------     -----------
                                              (904,845)      (311,871)       (54,750)     (1,271,466)
Other income                                    17,352             14                         17,366
Interest expense                               111,417         33,497         24,000  H      168,914
                                           -----------    -----------    -----------     -----------
   Loss from contiuing operations
     before income taxes                      (998,910)      (345,354)       (78,750)     (1,423,014)

Income tax benefit (expense)                        --        212,132       (212,132) I           --
                                           -----------    -----------    -----------     -----------
Loss from contiuing operation                 (998,910)      (133,222)      (290,882)     (1,423,014)
                                           ===========    ===========    ===========     ===========

Loss from continuing operations
  per share                                      (0.39)                                        (0.55)
                                           ===========                                   ===========

Weighted average number of common
        shares outstanding                   2,591,311                                     2,591,311
                                           ===========                                   ===========